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Exhibit 11

PIA MERCHANDISING SERVICES, INC.
COMPUTATION OF EARNINGS PER SHARE
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(IN THOUSANDS, EXCEPT PER SHARE DATA)
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                                                                             THREE MONTHS                   SIX MONTHS
                                                                             ENDED JUNE 30,                ENDED JUNE 30,
                                                                         1996             1995         1996           1995
                                                                         ----             ----         ----           ----
PRIMARY
Net income                                                            $   206         $   736        $1,104         $1,439
                                                                      -------         -------        ------         ------
                                                                      -------         -------        ------         ------

Common and common equivalent shares outstanding:
    Weighted average shares of common stock                             5,792           3,084         5,047          3,084
    Options                                                               547             175           531            175
    Warrants                                                              115           1,050           114          1,050
                                                                      -------         -------        ------         ------

Common and common equivalent shares used in
    computing per share amounts                                         6,454           4,309         5,692          4,309
                                                                      -------         -------        ------         ------

Net income per common and common equivalent
    share                                                             $   .03         $   .17        $  .19         $  .33
                                                                      -------         -------        ------         ------
                                                                      -------         -------        ------         ------

FULLY DILUTED
Net income                                                            $   206         $   736        $1,104         $1,439
                                                                      -------         -------        ------         ------
                                                                      -------         -------        ------         ------

Common and common equivalent shares outstanding:
    Weighted average shares of common stock                             5,792           3,084         5,046          3,084
    Options                                                               419             175           515            175
    Warrants                                                              101           1,050           101          1,050
                                                                      -------         -------        ------         ------

Common and common equivalent shares used in
    computing per share amounts                                         6,311           4,309         5,662          4,309
                                                                      -------         -------        ------         ------

Net income per common and common equivalent
    share                                                             $   .03       $     .17      $    .20       $    .33
                                                                      -------         -------        ------         ------
                                                                      -------         -------        ------         ------

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